                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)             October 16, 2000
                                                             ----------------



                                   Isco, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Nebraska                     0-14429                  47-0461807
----------------------------     ---------------             -----------------
(State or other jurisdiction      (Commission           (IRS Employer
    of incorporation)              File Number)          Identification No.)

    4700 Superior Street, Lincoln, NE                           68504
-----------------------------------------                    --------------
 (Address of principal executive offices)                      (Zip Code)

                                 (402) 464-0231
               --------------------------------------------------
               Registrant's telephone number, including area code

Item 2.   Acquisition or Disposition of Assets

On October 16, 2000 Isco, Inc. completed the sale of the net assets of Geomation, Inc., a wholly owned subsidiary of Isco Inc., to an investment group led by the current management of Geomation. The sales price for this transaction was based on the book values of the assets and liabilities as of August 31, 2000. Isco recorded a pre-tax loss on this sale of approximately $700,000. The loss was reflected in Isco's fiscal year 2000 results of operations. Assets carried at approximately $929,000 were sold and the purchaser assumed liabilities of approximately $166,000. This agreement also transferred the operations to the new entity as of August 31, 2000. Isco's fiscal year 2001 results will include sales of approximately $113,000 and a pre-tax loss of $47,000 related to the Geomation operations through August 31, 2000.

Isco, Inc., via its subsidiary Geomation, Inc., retained all intangibles and deferred tax assets. The intangibles, carried at approximately $1,355,000, were considered impaired as a result of this sale and the remaining book values for these intangibles were written-off during the year ended July 28, 2000 and reported as operating expenses in Isco's fiscal year 2000 statement of operations.

The operations of Geomation are housed in a leased facility. The lease term is five years and expires August 31, 2004. Isco, via Geomation, Inc., remains the lessee on this lease agreement. On October 16, 2000 Isco entered into a sub-lease agreement with the investment group that transfers all of the lease commitments to the new entity. The sub-lease agreement contains a 90-day cancellation provision for both parties.

Isco, Inc. originally acquired a minority ownership position in Geomation, Inc. in fiscal year 1993 and then acquired the remaining equity of Geomation during fiscal year 1998. Geomation designs, manufactures, and markets measurement, data logging, and control systems for the geotechnical and environmental markets. More than 70 percent of its sales are in dam monitoring applications. Geomation's core technology and expertise is in field collection, logging, and transmission of data. Geomation was acquired for technology and market synergies. Unfortunately, these synergies were not realized. In addition, Geomation's operating performance in fiscal year 2000 significantly deteriorated as sales declined, operating losses widened, and net cash flow turned negative. The decision to divest Geomation resulted from a review of the corporation's overall strategy and financial options; it was concluded that Isco's optimal action was to divest Geomation.

Item 7.   Financial Statements and Exhibits

(b)      Pro Forma Financial Information:

                           ISCO, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                        FOR THE YEAR ENDED JULY 28, 2000

(In thousands except for per share data)

                                                  Historical   Pro Forma
                                                  Isco, Inc.  Adjustments     Pro Forma
                                                   July 28        for          July 28
                                                    2000       Geomation (1)    2000
                                                  --------     ---------      --------
Net sales                                         $ 55,183      $  1,435      $ 53,748
Cost of sales                                       25,776           559        25,217
                                                  --------      --------      --------
                                                    29,407           876        28,531
                                                  --------      --------      --------

Expenses:
     Selling, general, and administrative           20,960         1,158        19,802
     Research and engineering                        5,532           551         4,981
     Loss on impairments and sale of Geomation       2,056         2,056          --
     Write-off of ERP operating system               2,448          --           2,448
                                                  --------      --------      --------
        Total operating expenses                    30,996         3,765        27,231
                                                  --------      --------      --------

Operating income (loss)                             (1,589)       (2,889)        1,300
                                                  --------      --------      --------

Non-operating income:
     Investment income                                 490            28           462
     Interest expense                                 (400)         --            (400)
     Other                                             424          --             424
                                                  --------      --------      --------
                                                       514            28           486
                                                  --------      --------      --------

Earnings (loss) before income taxes                 (1,075)       (2,861)        1,786

Income tax expense (benefit)                          (123)         (552)          429
                                                  --------      --------      --------

Net earnings (loss)                               $   (952)     $ (2,309)     $  1,357
                                                  ========      ========      ========

Basic earnings (loss) per share                   $   (.17)     $   (.41)     $    .24
                                                  ========      ========      ========

Weighted average number of shares outstanding        5,644         5,644         5,644
                                                  ========      ========      ========


     (1) See Note A to the Pro Forma Consolidated Statement of Operations.

                           ISCO, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(Columnar amounts in thousands)

                                                                   Historical    Pro Forma
                                                                   Isco, Inc.   Adjustments     Pro Forma
                                                                    July 28          for         July 28
                                                                      2000        Geomation (2)    2000
                                                                    --------      ---------      --------
Assets

Current assets:
     Cash and Cash equivalents                                      $ 1,589       $    50         $ 1,639
     Short-term investments                                           1,981          --             1,981
     Accounts receivable                                              9,934          --             9,934
     Inventory                                                        9,059          --             9,059
     Refundable income taxes                                            498          --               498
     Deferred income taxes                                            1,569          --             1,569
     Other current assets                                               538            50             488
                                                                    -------       -------         -------
           Total current assets                                      25,168          --            25,168
                                                                    -------       -------         -------

Property, plant, and equipment, net                                  16,389          --            16,389
Long-term investments                                                 3,728          --             3,728
Deferred income taxes                                                   317          --               317
Other assets                                                          4,840          --             4,840
                                                                    -------       -------         -------
           Total assets                                             $50,442       $  --           $50,442
                                                                    =======       =======         =======

Liabilities and Shareholders' Equity

Current liabilities
     Accounts payable                                               $   782       $  --           $   782
     Accrued expenses                                                 3,167          --             3,167
     Short-term borrowing                                             1,815          --             1,815
     Current portion of long-term debt                                  993          --               993
                                                                    -------       -------         -------
           Total current liabilities                                  6,757          --             6,757
                                                                    -------       -------         -------

Long-term debt                                                        3,164          --             3,164

Commitments and contingencies

Shareholder's equity
     Preferred stock, $.10 par value, authorized 5,000,000
      Shares; issued none
     Common stock, $.10 par value, authorized 15,000,000
      Shares; issued and outstanding 5,643,992 shares                   564          --               564
     Additional paid-in capital                                      37,697          --             7,697
     Retained earnings                                                2,200          --             2,200
     Accumulated other comprehensive income                              60          --                60
                                                                    -------       -------         -------
Total shareholders' equity                                           40,521          --            40,521
                                                                    -------       -------         -------
           Total liabilities and shareholders' equity               $50,442       $  --           $50,442
                                                                    =======       =======         =======


     (2) See Note B to the Pro Forma Consolidated Statement of Operations

                           ISCO, INC. AND SUBISIARIES

       NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma consolidated financial statements are based on the historical audited financial statements of the Company and the unaudited stand alone financial statements of Geomation, Inc. Certain pro forma adjustments have been made to the accompanying unaudited pro forma consolidated financial statements, based upon the sale of the net assets of Geomation, Inc. on October 16, 2000. The unaudited pro forma balance sheet as of July 28, 2000 gives effect to the disposition as if it had occurred on July 28, 2000. The unaudited pro forma consolidated statement of operations for the year ended July 28, 2000 gives effect to the disposition as if it had occurred on July 31, 1999.

The following adjustments have been reflected in the unaudited pro forma consolidated financial statements.

A.     Pro forma adjustments - Statement of Operations
         These adjustments reflect the removal of Geomation's revenues and expenses for the fiscal year ended July 28, 2000.

B.     Pro forma adjustments - Balance Sheet
         These adjustments reflect the receipt of cash and removal of net assets from the sale, net of selling costs. The net assets of Geomation , Inc. were reflected as other current assets as of July 28, 2000 since these assets were being held for sale at that time.

         (c)      Exhibits:         Not Applicable

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                     ISCO, INC.,

                                     By:    /s/Vicki L. Benne
                                        ----------------------------------------
                                           Vicki L. Benne
                                           Chief Financial Officer and Treasurer

Dated:  October 25, 2000